For Immediate Release

Contact:               Investor Relations
Owens Realty Mortgage, Inc.
(925) 239-7001
Owens Realty Mortgage, Inc.
Announces Revision to 2018 Dividend Income Tax Treatment

WALNUT CREEK, CA. – February 28, 2019 – Owens Realty Mortgage, Inc. (NYSE American: ORM) announced today a revision to the tax treatment for ORM’s dividends on its common stock (CUSIP #690828108) for calendar year 2018.
The Federal income tax classification of the 2018 distributions on the Company’s common stock as reported on Form 1099-DIV (as corrected) is set forth in the following table:

Record Date	Payment Date	Distribution Allocable to 2018	Ordinary Dividends Per Share	Capital Gain Dividends Per Share	Nondividend Distributions Per Share	Sec 199A Dividends Per Share(1)	Unrecaputred 1250 Gain Per Share(2)
3/31/2018	4/13/2018	$0.16000	$0.14735	$0.01265	$0.00000	$0.14735	$0.01265
6/29/2018	7/13/2018	$0.20000	$0.18688	$0.01312	$0.00000	$0.18688	$0.01312
9/28/2018	10/12/2018	$0.20000	$0.18649	$0.01351	$0.00000	$0.18649	$0.01351
12/31/2018	1/14/2019	$0.04065	$0.02715	$0.01350	$0.00000	$0.02715	$0.01350
	Total	$0.60065	$0.54787	$0.05278	$0.00000	$0.54787	$0.05278

(1)	These amounts are a subset of, and included in, the 2018 Ordinary Dividends amounts.
(2)	These amounts are a subset of, and included in, the 2018 Capital Gain Dividends amounts.

Pursuant to IRC Section 857(b)(9), cash distributions made on January 14, 2019 with a record date of December 31, 2018 are treated as received by shareholders on December 31, 2018, to the extent of the Company’s tax earnings and profits for 2018. Therefore, the portion of the January 14, 2019 cash distribution reported above is included in the 2018 Form 1099 while the remainder in the amount of $0.15935 per share will be treated as a 2019 distribution for U.S. federal income tax purposes and is not included on the 2018 Form 1099.

Stockholders are encouraged to consult with their own tax advisors as to their specific tax treatment of ORM’s dividends.

About Owens Realty Mortgage, Inc.
Owens Realty Mortgage, Inc., a Maryland corporation, is a specialty finance mortgage company organized to qualify as a real estate investment trust (“REIT”) that focuses on the origination, investment, and management of commercial real estate loans. We provide customized, short-term capital to small and middle-market investors that require speed and flexibility. Our primary objective is to provide investors with attractive current income and long-term shareholder value. Owens Realty Mortgage, Inc., is headquartered in Walnut Creek, California, and is externally managed and advised by Owens Financial Group, Inc.

Additional information can be found on the Company’s website at www.owensmortgage.com.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives which are subject to risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ from expectations, estimates and projections. Consequently, readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements.

The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.  Additional information concerning these and other risk factors is contained in the Company’s most recent filings with the Securities and Exchange Commission.  All subsequent written and oral forward-looking statements concerning the Company or matters attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

SOURCE: Owens Realty Mortgage, Inc.